Exhibit 24.1
POWER OF ATTORNEY
     I, the undersigned Director of CA, Inc., a Delaware corporation (the “Company”), hereby constitute and appoint AMY FLIEGELMAN OLLI and C.H.R. DUPREE, and each of them singly, my true and lawful attorneys-in-fact and agents with full power to them and each of them to sign for me, and in my name and in the capacity or capacities indicated below, a Registration Statement on Form S-8 and any and all amendments (including supplements and post-effective amendments) for the purpose of registering under the Securities Act of 1933, as amended, securities to be sold pursuant to the CA, Inc. 2012 Employee Stock Purchase Plan.

Signature	Title	Date

/s/ Jens Alder	Director	October 7, 2011
Jens Alder

/s/ Raymond J. Bromark	Director	October 27, 2011
Raymond J. Bromark

/s/ Gary J. Fernandes	Director	October 27, 2011
Gary J. Fernandes

/s/ Rohit Kapoor	Director	October 6, 2011
Rohit Kapoor

/s/ Kay Koplovitz	Director	October 6, 2011
Kay Koplovitz

/s/ Christopher B. Lofgren	Director	October 6, 2011
Christopher B. Lofgren

/s/ William E. McCracken	Director	October 27, 2011
William E. McCracken

/s/ Richard Sulpizio	Director	October 27, 2011
Richard Sulpizio

/s/ Laura S. Unger	Director	October 27, 2011
Laura S. Unger

/s/ Arthur F. Weinbach	Director	October 7, 2011
Arthur F. Weinbach

/s/ Renato (Ron) Zambonini	Director	October 14, 2011
Renato (Ron) Zambonini